QUEST DIAGNOSTICS REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

•	Third quarter revenues of $1.96 billion, up 3.5% from 2018

•	Third quarter reported diluted earnings per share from continuing operations ("EPS") of $1.56, up 2.8% from 2018; and adjusted diluted EPS of $1.76, up 4.8% from 2018

•
Updates outlook for full year 2019 based on progress to date in 2019. Reported revenues now expected to be approximately $7.72 billion. Reported diluted EPS now expected to be between $5.48 and $5.53 and adjusted diluted EPS excluding amortization expense now expected to be between $6.45 and $6.50. Cash provided by operations remains at approximately $1.3 billion.

SECAUCUS, N.J., October 22, 2019 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the third quarter ended September 30, 2019.

"We had a solid quarter of top and bottom-line growth," said Steve Rusckowski, Chairman, CEO and President. "While PAMA reimbursement pressures persist throughout the industry, our expanded network access and laser focus on driving operational excellence are enabling growth. Based on our progress to date we have updated our outlook and are well-positioned to meet our commitments for the rest of the year."

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$1,956	$1,889	3.5%	$5,800	$5,692	1.9%
Diagnostic Information Services revenues	$1,877	$1,810	3.7%	$5,561	$5,448	2.1%
Revenue per requisition			(1.2)%			(2.1)%
Requisition volume			5.1%			4.3%
Organic requisition volume			3.7%			3.0%
Operating income (a)	$313	$304	2.9%	$868	$881	(1.5)%
Operating income as a percentage of net revenues (a)	16.0%	16.1%	(0.1%)	15.0%	15.5%	(0.5%)
Income from continuing operations attributable to Quest Diagnostics (a)	$215	$213	0.8%	$585	$609	(3.9)%
Diluted EPS from continuing operations (a)	$1.56	$1.53	2.8%	$4.27	$4.37	(2.0)%
Cash provided by operations	$299	$402	(25.6)%	$895	$905	(1.1)%
Capital expenditures	$96	$81	18.2%	$228	$232	(1.7)%

Adjusted (b):
Operating income	$349	$333	4.6%	$987	$1,020	(3.2)%
Operating income as a percentage of net revenues	17.9%	17.7%	0.2%	17.0%	17.9%	(0.9%)
Income from continuing operations attributable to Quest Diagnostics	$241	$235	2.6%	$668	$691	(3.3)%
Diluted EPS from continuing operations	$1.76	$1.68	4.8%	$4.89	$4.95	(1.4)%

(a)
For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS from continuing operations, see note 2 of the financial tables attached below.

(b)
Beginning in 2019, the company has changed how it presents adjusted income measures to additionally exclude amortization expense for all periods presented. We believe this presentation provides investors with additional insight to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business.

Updated Outlook for full year 2019

The company revised its full year 2019 outlook based on progress to date, as follows:

	Current Outlook		Previous Outlook
	Low	High	Low	High
Net revenues	Approximately $7.72 billion		$7.60 billion	$7.75 billion
Net revenue increase	Approximately 2.5%		1%	3%
Reported diluted EPS from continuing operations	$5.48	$5.53	Greater than $5.29
Adjusted diluted EPS	$6.45	$6.50	Greater than $6.40
Cash provided by operations	Approximately $1.3 billion		Approximately $1.3 billion
Capital expenditures	$350 million	$400 million	$350 million	$400 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: Investor; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 888-566-0408 for domestic callers or 402-998-0597 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on October 22, 2019 until midnight Eastern Time on November 5, 2019. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 46,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2019 and 2018
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$1,956	$1,889	$5,800	$5,692

Operating costs and expenses and other operating income:
Cost of services	1,264	1,222	3,773	3,691
Selling, general and administrative	362	354	1,108	1,068
Amortization of intangible assets	23	22	72	66
Other operating income, net	(6)	(13)	(21)	(14)
Total operating costs and expenses, net	1,643	1,585	4,932	4,811

Operating income	313	304	868	881

Other income (expense):
Interest expense, net	(44)	(41)	(133)	(124)
Other income, net	1	3	13	2
Total non-operating expenses, net	(43)	(38)	(120)	(122)

Income from continuing operations before income taxes and equity in earnings of equity method investees	270	266	748	759
Income tax expense	(62)	(48)	(175)	(142)
Equity in earnings of equity method investees, net of taxes	18	9	48	32
Income from continuing operations	226	227	621	649
Income from discontinued operations, net of taxes	—	—	20	—
Net income	226	227	641	649
Less: Net income attributable to noncontrolling interests	11	14	36	40
Net income attributable to Quest Diagnostics	$215	$213	$605	$609

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$215	$213	$585	$609
Income from discontinued operations, net of taxes	—	—	20	—
Net income	$215	$213	$605	$609

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.59	$1.56	$4.33	$4.46
Income from discontinued operations	—	—	0.15	—
Net income	$1.59	$1.56	$4.48	$4.46

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.56	$1.53	$4.27	$4.37
Income from discontinued operations	—	—	0.15	—
Net income	$1.56	$1.53	$4.42	$4.37

Weighted average common shares outstanding:
Basic	135	136	135	136
Diluted	137	139	136	139

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2019 and December 31, 2018
(in millions, except per share data)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$434	$135
Accounts receivable, net	1,117	1,012
Inventories	112	99
Prepaid expenses and other current assets	116	144
Total current assets	1,779	1,390
Property, plant and equipment, net	1,351	1,288
Operating lease right-of-use assets	508	—
Goodwill	6,617	6,563
Intangible assets, net	1,138	1,207
Investment in equity method investees	474	436
Other assets	152	119
Total assets	$12,019	$11,003

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,059	$1,021
Current portion of long-term debt	805	464
Current portion of long-term operating lease liabilities	147	—
Total current liabilities	2,011	1,485
Long-term debt	3,188	3,429
Long-term operating lease liabilities	405	—
Other liabilities	685	745
Redeemable noncontrolling interest	76	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both September 30, 2019 and December 31, 2018; 217 shares issued as of both September 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	2,705	2,667
Retained earnings	7,992	7,602
Accumulated other comprehensive loss	(55)	(59)
Treasury stock, at cost; 82 shares as of both September 30, 2019 and December 31, 2018	(5,039)	(4,996)
Total Quest Diagnostics stockholders’ equity	5,605	5,216
Noncontrolling interests	49	51
Total stockholders’ equity	5,654	5,267
Total liabilities and stockholders’ equity	$12,019	$11,003

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2019 and 2018
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$641	$649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	247	228
Provision for doubtful accounts	9	2
Deferred income tax provision	15	52
Stock-based compensation expense	44	53
Other, net	(44)	7
Changes in operating assets and liabilities:
Accounts receivable	(113)	(166)
Accounts payable and accrued expenses	80	51
Income taxes payable	9	(1)
Other assets and liabilities, net	7	30
Net cash provided by operating activities	895	905

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(56)	(219)
Capital expenditures	(228)	(232)
Increase in investments and other assets	(27)	(4)
Net cash used in investing activities	(311)	(455)

Cash flows from financing activities:
Proceeds from borrowings	1,484	1,630
Repayments of debt	(1,448)	(1,665)
Purchases of treasury stock	(153)	(150)
Exercise of stock options	98	95
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(16)	(20)
Dividends paid	(215)	(198)
Distributions to noncontrolling interest partners	(39)	(41)
Contributions from noncontrolling interest partners	—	12
Other financing activities, net	4	13
Net cash used in financing activities	(285)	(324)

Net change in cash and cash equivalents and restricted cash	299	126
Cash and cash equivalents and restricted cash, beginning of period	135	137
Cash and cash equivalents and restricted cash, end of period	$434	$263

Cash and cash equivalents	$434	$263
Restricted cash	—	—
Cash and cash equivalents and restricted cash, end of period	$434	$263

Cash paid during the period for:
Interest	$149	$114
Income taxes	$148	$70

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$215	$213	$585	$609
Income from discontinued operations, net of taxes	—	—	20	—
Net income attributable to Quest Diagnostics’ common stockholders	$215	$213	$605	$609

Income from continuing operations	$215	$213	$585	$609
Less: earnings allocated to participating securities	1	1	2	2
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$214	$212	$583	$607

Weighted average common shares outstanding - basic	135	136	135	136
Effect of dilutive securities:
Stock options and performance share units	2	3	1	3
Weighted average common shares outstanding - diluted	137	139	136	139

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.59	$1.56	$4.33	$4.46
Income from discontinued operations	—	—	0.15	—
Net income	$1.59	$1.56	$4.48	$4.46

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.56	$1.53	$4.27	$4.37
Income from discontinued operations	—	—	0.15	—
Net income	$1.56	$1.53	$4.42	$4.37

2)	The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended September 30, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$313	16.0%	$(62)	$18	$215	$1.56
Restructuring and integration charges (a)	16	0.8	(4)	—	12	0.09
Other (b)	(3)	(0.1)	1	—	(2)	(0.01)
Amortization expense	23	1.2	(6)	2	19	0.14
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$349	17.9%	$(74)	$20	$241	$1.76

	Nine Months Ended September 30, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$868	15.0%	$(175)	$48	$585	$4.27
Restructuring and integration charges (a)	64	1.1	(17)	—	47	0.35
Other (b)	(17)	(0.3)	—	—	(17)	(0.11)
Amortization expense	72	1.2	(20)	12	64	0.46
ETB	—	—	(11)	—	(11)	(0.08)
As adjusted	$987	17.0%	$(223)	$60	$668	$4.89

	Three Months Ended September 30, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$304	16.1%	$(48)	$9	$213	$1.53
Restructuring and integration charges (a)	19	1.0	(5)	—	14	0.10
Other (b)	(12)	(0.6)	4	—	(8)	(0.06)
Amortization expense	22	1.2	(7)	5	20	0.13
ETB	—	—	(4)	—	(4)	(0.02)
As adjusted	$333	17.7%	$(60)	$14	$235	$1.68

	Nine Months Ended September 30, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$881	15.5%	$(142)	$32	$609	$4.37
Restructuring and integration charges (a)	75	1.3	(19)	—	56	0.40
Other (b)	(2)	—	1	—	(1)	(0.01)
Amortization expense	66	1.1	(20)	13	59	0.41
ETB	—	—	(17)	—	(17)	(0.12)
Certain income tax benefits (d)	—	—	(15)	—	(15)	(0.10)
As adjusted	$1,020	17.9%	$(212)	$45	$691	$4.95

(a)
For the three and nine months ended September 30, 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. For the three and nine months ended September 30, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(dollars in millions)
Cost of services	$7	$10	$29	$36
Selling, general and administrative	9	9	35	38
Other operating income, net	—	—	—	1
Operating income	$16	$19	$64	$75

(b)
For the three months ended September 30, 2019, the pre-tax impact primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition, partially offset by costs incurred related to a data security incident. For the nine months ended September 30, 2019, the pre-tax impact primarily represents a gain associated with an insurance claim for hurricane related losses and a gain associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions partially offset by non-cash asset impairment charges and costs incurred related to a data security incident.

For the three months ended September 30, 2018, primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition, partially offset by non-cash asset impairment charges. For the nine months ended September 30, 2018, primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition and an insurance claim for hurricane related losses, partially offset by costs incurred related to certain legal matters and non-cash asset impairment charges. The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(dollars in millions)
Cost of sales	$—	$1	$—	$12
Selling, general and administrative	4	—	5	—
Other operating income, net	(7)	(13)	(22)	(14)
Operating income	$(3)	$(12)	$(17)	$(2)

(c)
For restructuring and integration charges, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory tax rates of 25.5% for both 2019 and 2018. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company is able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accrual associated with previous acquisitions, there was no net income tax expense related to acquisitions in which the gain is non-taxable.

(d)
Represents an income tax benefit associated with a change in a tax return accounting method that enabled the company to accelerate the deduction of certain expenses on its 2017 tax return at the federal corporate statutory tax rate in effect during 2017.

3)
Discontinued operations, net of taxes, for the nine months ended September 30, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)
For the three months ended September 30, 2019, the company repurchased 0.5 million shares of its common stock for $50 million. For the nine months ended September 30, 2019, the company repurchased 1.6 million shares of its common stock for $150 million. As of September 30, 2019, $0.4 billion remained available under the company’s share repurchase authorizations.

5)
For the three months ended September 30, 2019, net cash provided by operations included $36 million of higher income tax payments and $30 million of higher interest payments compared to the prior year period.

6)
The outlook for adjusted diluted EPS represents management’s estimates for the full year 2019 before the impact of special items, including ETB and amortization expense. Further impacts to earnings related to special items may occur throughout 2019. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2019 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted earnings per common share from continuing operations	$5.48	$5.53
Restructuring and integration charges (a)	0.56	0.56
Other	(0.11)	(0.11)
Amortization expense (b)	0.61	0.61
ETB	(0.09)	(0.09)
Adjusted diluted EPS	$6.45	$6.50

(a)
Represents estimated full year pre-tax charges of $102 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory tax rate of 25.5%.

(b)	Represents the estimated impact of amortization expense for 2019 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$96
Amortization expense included in equity in earnings of equity method investees, net of taxes	15
Total pre-tax amortization expense	$111

Total amortization expense, net of an estimated tax benefit using a combined statutory tax rate of 25.5%	$83